Exhibit 99(iii)

INFRASTRUCTURE DEVELOPMENTS CORP.

Pro Forma Financial Statements

December 31, 2013

NOTE 1 - ORGANIZATION AND HISTORY

Infrastructure Developments Corp. (the “Company”), formerly 1st Home Buy and Sell Ltd., was incorporated under the laws of the state of Nevada on August 10, 2006.  The Company changed its name to “Infrastructure Developments Corp.” on March 1, 2010.

The Company conducts its business through its wholly-owned subsidiaries focusing on project management in the Middle East, East Asia, and Oceania. The Company aims to fill an underserved niche in the global project spectrum. It targets specialized projects and subcontracts that are too small to attract the attention of the giant multinational firms but which still require world class engineering expertise.  The company also markets mobile shelters to the mining, oil and gas, and industrial industries around the world.

On June 22, 2014, the Company and Orbis Real Estate (“Orbis”), engaged in real estate brokerage business in Dubai executed an acquisition agreement, whereby the Company agreed to acquire full control of Orbis’ business in exchange for 160,000,000 restricted shares of the Company’s common stock.

NOTE 2 – ASSUMPTIONS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business.

The management has assumed all the book value of the assets and liabilities of Orbis are equal to the market value. All the pro forma adjustments are made as per the management’s assumptions.

Infrastructure Developments Corporation Proforma Condensed Combined Financial Information Balance Sheet (Unaudited) As at December 31, 2013
	Infrastructure Developments Corporation	Orbis Real Estate	Proforma adjustment 1- Issuance of 160,000,000 restricted shares to take control of Orbis	Proforma adjustment 2- Elimination of inter company equity & investment	Proforma Combined
Assets
Current assets:
Cash	2,946	3,357	-	-	6,303
Other current assets	-	18,503	-	-	18,503
					-
Total current assets	2,946	21,860	-	-	24,806

Investment	-	-	160,000	(160,000)	-
Property and equipment, net	-	19,934	-	-	19,934
					-
	2,946	41,794	160,000	(160,000)	44,740

Liabilities and Stockholders' Equity

Current liabilities:
Notes Payable	22,185	-	-	-	22,185
Accounts payable	-	-	-	-	-
Accrued expenses	92,884	2,769	-	-	95,653

Total current liabilities	115,069	2,769	-		117,838
					-
Long-term debt	-	113,603	-	-	113,603
.
Total liabilities	115,069	116,372	-	-	231,441
Continued
					-
Shareholders' Equity					-
Common stock:					-
Authorized: 500,000,000 common shares $0.001	491,775	-	160,000	(160,000)	491,775
Issued: 491,774,657					-
					-
Preferred stock:					-
Authorized: 10,000,000 Preferred shares $0.001	9,000	-	-	-	9,000
Issued : 9,000,000					-
					-
Additional paid-in capital	8,705,141	-	-	-	8,705,141
					-
Retained earnings (deficit)	(9,318,039)	(74,578)		-	(9,392,617)
					-
Equity Funds	(112,123)	(74,578)	160,000	(160,000)	(186,701)
					-
	2,946	41,794	160,000	(160,000)	44,740

Infrastructure Developments Corporation Proforma Condensed Combined Financial Information Income Statement (Unaudited) For the year ended at December 31, 2013
	Infrastructure Developments Corporation	Orbis Real Estate	Proforma Combined
Revenues:
Commission Revenue	-	34,256	34,256

Total revenues	-	34,256	34,256

Direct costs - Commission	-	20,769	20,769

Gross profit	-	13,487	13,487
Operating expenses:
General, selling and administrative expenses	49,476	69,274	118,750
Salaries and wages	24,000	18,791	42,791

Total operating expenses	73,476	88,065	161,541

Income (Loss) from operations	(73,476)	(74,578)	(148,054)
Other income (expense):
Interest Income/(Expense)	-	-	-
Other income (expense)	(4,322)	-	(4,322)

Total other income (expense)	(4,322)	-	(4,322.00)

(Loss) Income before Income Taxes	(77,798)	(74,578)	(152,376)

Provision for income taxes	-	-	-

NET INCOME/(LOSS)	(77,798)	(74,578)	(152,376)

Infrastructure Developments Corporation Proforma condensed combined financial information Cashflow Statement (Unaudited) For the year ended at December 31, 2013

	Infrastructure Developments Corporation	Orbis Real Estate	Proforma Combined
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	(87,410)	(74,578)	(161,988)

Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation expense		1,545	1,545
(Gain)Loss on disposition of assets	19,301		19,301

Changes in operating assets and liabilities
(Increase) decrease in receivables		-	0
(Increase) decrease in other current assets	9,612	(18,503)	(8,891)
Increase (decrease) in accounts payable and
accrued expenses	(230,685)	2,769	(227,916)

Net Cash Used in Operating Activities	(289,182)	(88,767)	(377,949)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Fixed assets	-	(21,479)	(21,479)
Debt Settlement by issuance of equity investment		-

Net Cash Provided by (Used in)
Investing Activities	-	(21,479)	(21,479)

CASH FLOWS FROM FINIANCING ACTIVITIES

Common and preferred stock issued for cash/debt	264,528	-	264,528
Common stock issued for services	20,000	-	20,000
Increase(decrease) in note payable	-	113,603	113,603

Net Cash Provided by Financing Activities	284,528	113,603	398,131

NET INCREASE (DECREASE) IN CASH	(4,654)	3,357	(1,297)

CASH AT BEGINNING OF PERIOD	7,600	-	7,600

CASH AT END OF PERIOD	2,946	3,357	6,303

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